                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549
                           ____________

                             FORM S-3
                      Registration Statement
                               Under
                    The Securities Act of 1933
                           ____________

                            AT&T CORP.
     A New York                                             I.R.S. Employer
     Corporation                                            No. 13-4924710

     32 Avenue of the Americas, New York, New York  10013-2412
                  Telephone Number (212) 387-5400
                           ____________

     SHAREOWNER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                           ____________

                         Agent for Service
          S. L. Prendergast, Vice President and Treasurer
     32 Avenue of the Americas, New York, New York  10013-2412


           Please send copies of all communications to:
       Marilyn J. Wasser, Vice President--Law and Secretary
     32 Avenue of the Americas, New York, New York  10013-2412

    Approximate date of commencement of proposed offering: As soon as practicable after this Registration Statement becomes effective.
                           ____________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box
 ....X....

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box .........

                        CALCULATION OF REGISTRATION FEE
===============================================================================
                         #             # Proposed  #   Proposed   #
                         #             # maximum   #   maximum    #
    Title of securities  #   Amount    # offering  #  aggregate   #  Amount of
     to be registered    #    to be    #  price    #   offering   #registration
                         # registered  # per share*#    price*    #    fee
-------------------------------------------------------------------------------
AT&T Corp. shares        #             #           #              #
(common-par value $1 per #             #           #              #
share).................. #             #           #              #
                         # 26,400,000  #$64 1/2    #$1,702,800,000#$587,172.41
===============================================================================
  *Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Securities Act of 1933, based upon the average of the high and low sale prices of the common stock, par value $1 per share, of AT&T Corp. on the New York Stock Exchange on January 25, 1996.
                           ____________

    Prospectus herein also relates to Registration Statement No. 33-56249 pursuant to Rule 429.

                            (AT&T LOGO)

                 SUPPLEMENT DATED JANUARY 31, 1996
                                TO
                   PROSPECTUS DATED MAY 4, 1992
AS AMENDED BY SUPPLEMENTS DATED OCTOBER 31, 1994 AND OCTOBER 28, 1992
                              FOR THE
     SHAREOWNER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


   Following are amendments to the Prospectus dated May 4, 1992, as amended by the Supplements dated October 31, 1994 and October 28, 1992.
                           ____________

   Under the caption entitled, "INCORPORATION OF DOCUMENTS BY REFERENCE" on page 2, substitute the list of documents incorporated by reference with the following:

   (1) AT&T's Annual Report on Form 10-K for the year ended December 31,
       1994;

   (2) AT&T's Quarterly Report on Form 10-Q for the periods ended March 31, 1995, June 30, 1995 and September 30, 1995; and

   (3) Forms 8-K dated January 24, 1995 and as amended on January 26, 1995, February 15, 1995, March 7, 1995, March 9, 1995, March 13, 1995,
       April 7, 1995, July 3, 1995, September 20, 1995, October 18, 1995 and
       January 2, 1996;

   Substitute "1994" for "1991" in the last paragraph under this caption.
                           ____________

   Under the caption entitled, "EXPERTS" on page 16, substitute the following:

       The consolidated financial statements and consolidated financial statement schedules of AT&T and its subsidiaries at and for the year ended December 31, 1994, incorporated herein by reference, have been incorporated herein in reliance upon the report of Coopers & Lybrand L.L.P., independent auditors, which report for the year ended December 31, 1994 includes an explanatory paragraph regarding AT&T's change in 1993 in methods of accounting for postretirement benefits, postemployment benefits and income taxes, given on the authority of that firm as experts in accounting and auditing.
                           ____________

   Under the caption entitled, "LEGAL OPINION" on page 16, substitute the following:

       The legality of the AT&T Common Stock to be issued under the Plan is being passed upon for AT&T by Marilyn J. Wasser, Vice President-Law and Secretary of AT&T who as of December 31, 1995, owned 3,019 shares of AT&T common stock and had rights to acquire 22,632 additional shares of AT&T common stock.

                           ____________

                            (AT&T LOGO)

                 SUPPLEMENT DATED OCTOBER 31, 1994
                                TO
                   PROSPECTUS DATED MAY 4, 1992
          AS AMENDED BY SUPPLEMENT DATED OCTOBER 28, 1992
                              FOR THE
     SHAREOWNER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


   Following are amendments to the Prospectus dated May 4, 1992, as amended by the Supplement dated October 28, 1992.

   Substitute the name of the company, "AT&T Corp." for "American Telephone and Telegraph Company" in the first paragraph on the cover of the Prospectus.
                           ____________

   Under the caption entitled, "INCORPORATION OF DOCUMENTS BY REFERENCE" on page 2, substitute the list of documents incorporated by reference with the following:

   (1) AT&T's Annual Report on Form 10-K for the year ended
       December 31, 1993;

   (2) AT&T's Quarterly Report on Form 10-Q for the periods ended March 31, 1994 and June 30, 1994; and

   (3) AT&T's Current Reports on Form 8-K dated January 14, 1994, January 27, 1994, March 4, 1994, March 23, 1994, April 5, 1994, August 16,
       1993, as amended (filed April 19, 1994), April 22, 1994, August 16, 1993, as amended (filed May 20, 1994), May 26, 1994, July 15, 1994,
       August 16, 1993, as amended (filed August 23, 1994), August 25, 1994, September 14, 1994, September 19, 1994 and October 26, 1994;

   Substitute "1993" for "1991" in the last paragraph under this caption.
                           ____________

   Substitute the box entitled, "FOR INFORMATION ABOUT THE PLAN" under Question No. 3 on page 4, with the following:


    x x x x x x x x x x x x x x x x x x x x x x x x x x x x x x x x x
    x                                                               x
    x                FOR INFORMATION ABOUT THE PLAN                 x
    x    Call First Chicago Trust Company of New York toll free:    x
    x                        1-800-348-8288                         x
    x             Outside the continental United States             x
    x                   call collect 201-324-0293                   x
    x                                                               x
    x Persons using a telecommunications device for the deaf (TAD)  x
    x      or a teletypewriter (TAY) may call 1-800-822-2794        x
    x                                                               x
    x                              or                               x
    x                                                               x
    x                         Write:  AT&T                          x
    x         c/o First Chicago Trust Company of New York           x
    x                         P.O. Box 2575                         x
    x                  Jersey City, NJ  07303-2575                  x
    x                                                               x
    x              All correspondence concerning the Plan           x
    x              should be mailed to the above address.           x
    x                                                               x
    x Please include your account number on all correspondence, x x checks or money orders, together with a telephone number x
    x        where you can be reached during business hours.        x
    x                                                               x
    x      SUPPLEMENTAL PAYMENTS WITH CHECKS OR MONEY ORDERS        x
    x    PAYABLE TO AT&T IN U.S. DOLLARS, SHOULD BE MAILED TO:      x
    x                             AT&T                              x
    x          C/O FIRST CHICAGO TRUST COMPANY OF NEW YORK          x
    x              DIVIDEND REINVESTMENT PLAN PAYMENTS              x
    x                        P.O. BOX 13531                         x
    x                    NEWARK, NJ  07188-0001                     x
    x x x x x x x x x x x x x x x x x x x x x x x x x x x x x x x x x

                           ____________

   Substitute the fourth sentence of the first paragraph in the response to Question No. 9 on page 6 with the following:

       Checks dated the end of the month and received prior to that day will be held by First Chicago and cashed at the end of the month received.
                           ____________

   Substitute Question No. 23 on page 11 with the following:

       23. What happens when a participant sells or transfers a portion of certificate shares enrolled in the Plan?
                           ____________

   Substitute "31%" for "20%" in two places in the response to Question No. 28 on pages 13 and 14.
                           ____________

   Under the caption entitled, "DESCRIPTION OF COMMON SHARES OF AT&T" on page 15, substitute the third paragraph in its entirety with the following:

       AT&T is authorized to issue new common shares under the
Plan and various employee benefit plans of AT&T or its subsidiaries.
                           ____________

   Under the caption entitled, "EXPERTS" on page 16, substitute the following:

       The restated consolidated financial statements and restated consolidated financial statement schedules of AT&T and its subsidiaries at and for the year ended December 31, 1993, included in AT&T's Current Report on Form 8-K, dated October 26, 1994, incorporated herein by reference, have been incorporated herein in reliance upon the report of Coopers & Lybrand L.L.P., independent auditors, which report for the year ended December 31, 1993 includes an explanatory paragraph regarding AT&T's change in 1993 in methods of accounting for postretirement benefits, postemployment benefits and income taxes, given on the authority of that firm as experts in accounting and auditing.
                           ____________

   Under the caption entitled, "LEGAL OPINION" on page 16, substitute the following:

       The legality of the AT&T Common Stock to be issued under the Plan is being passed upon for AT&T by Marilyn J. Wasser, Vice President-Law and Secretary of AT&T who as of September 30, 1994, owned 3,019 shares of AT&T common stock and had rights to acquire 13,626 additional shares of AT&T common stock.

                           ____________

                            (AT&T LOGO)

                 SUPPLEMENT DATED OCTOBER 28, 1992
                                TO
                   PROSPECTUS DATED MAY 4, 1992
                              FOR THE
     SHAREOWNER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


   Following are amendments to the Prospectus dated May 4, 1992.

   Under the caption entitled "INCORPORATION OF DOCUMENTS BY REFERENCE" on page 2, add the following to the list of documents incorporated by reference:

   (3) AT&T's Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1992.

   Substitute the telephone number "(212) 387-5400" for "(212) 605-5500" in the last paragraph under this caption.


   Under the caption entitled "THE COMPANY" on page 3 substitute the telephone number "(212) 387-5400" for "(212) 605-5500".


   Under the caption entitled "DESCRIPTION OF COMMON SHARES OF AT&T" on page 15 in the third paragraph add "the Shares for Growth Program", after "the AT&T Retirement Savings and Profit Sharing Plan," and substitute "1992 NCR Employee Stock Purchase Plan" for "1987 NCR Employee Stock Purchase Plan".


   Under the caption entitled "EXPERTS" on page 16, substitute the following:


       The consolidated financial statements and consolidated financial statement schedules of AT&T and its subsidiaries incorporated by reference or included in the Annual Report on Form 10-K for the year ended December 31, 1991, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the reports of Coopers & Lybrand, independent auditors, given on the authority of that firm as experts in accounting and auditing.


   Under the caption entitled "LEGAL OPINION" on page 16, substitute the following:

       The legality of the AT&T Common Stock to be issued under the Plan is being passed upon for AT&T by Robert E. Scannell, Vice President--Law and Secretary of AT&T who as of September 30, 1992 owned 357 shares of AT&T common stock and had rights to acquire 18,085 additional shares of AT&T common stock.

PROSPECTUS

                          (  AT&T LOGO  )

     SHAREOWNER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

   The Shareowner Dividend Reinvestment and Stock Purchase Plan ("Plan") of American Telephone and Telegraph Company ("AT&T") provides holders of its common shares with a simple and convenient method of purchasing additional common shares without payment of any brokerage commission.

   AT&T has designated First Chicago Trust Company of New York as Plan administrator.

   Investment options offered under the Plan are:

       FULL DIVIDEND REINVESTMENT - Reinvest dividends on all shares owned
            (10 shares minimum).

       PARTIAL DIVIDEND REINVESTMENT - Reinvest dividends on a portion of shares owned but not fewer than 10 shares and continue to
               receive cash dividends on the remaining shares.

       SUPPLEMENTAL PAYMENTS - Each participant in the Plan may make supplemental payments, each in the amount of at least $100, and aggregating up to $50,000 per calendar year.

   Cash dividends on shares held by First Chicago Trust Company of New York, or its nominee, in the participant's account under the Plan are automatically reinvested to purchase additional common shares regardless of which investment option is selected.

   This Prospectus relates to common shares of AT&T registered for purchase under the Plan, which shares, at the sole discretion of AT&T, may be newly issued shares, shares purchased in the open market by an agent independent of AT&T, or a combination of both.

   The price of common shares purchased under the Plan depends upon whether shares are purchased from AT&T or purchased in market transactions. The price of common shares purchased from AT&T will be the average of the daily high and low sale prices of the shares on the New York Stock Exchange ("NYSE") for the period of five trading days ending on the day of purchase. The price of common shares purchased in market transactions will be the average price paid by the independent agent.


   IT IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR FUTURE REFERENCE.


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
              TO THE CONTRARY IS A CRIMINAL OFFENSE.

Dated May 4, 1992

                       AVAILABLE INFORMATION

    AT&T is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information filed by AT&T can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as the following SEC Regional Offices: 75 Park Place, 14th Floor, New York, NY 10007; and 500 W. Madison Street, 14th Floor, Chicago, IL 60661. Such material can also be inspected at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

              INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents have been filed by AT&T with the SEC (File No. 1-1105) and are incorporated herein by reference:

       (1)  AT&T's Annual Report on Form 10-K for the year ended December
            31, 1991.

       (2) AT&T's Current Reports on Form 8-K, date of reports January 8 and January 23, 1992.

    All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents; PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by AT&T pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of AT&T's Annual Report on Form 10-K covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    COPIES OF THE ABOVE DOCUMENTS AND THE 1991 AT&T ANNUAL REPORT TO SHAREOWNERS MAY BE OBTAINED UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY'S DEPARTMENT, AT&T, ROOM 2420E, 32 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10013-2412 (TELEPHONE NUMBER 212-605-5500).

                            THE COMPANY

   AT&T was incorporated in 1885 under the laws of the State of New York and has its principal executive offices at 32 Avenue of the Americas, New York, New York 10013-2412 (telephone number 212-605-5500).

                             THE PLAN

   The following is a question and answer statement of the provisions of the Plan of AT&T.

PURPOSE AND FEATURES

1. What is the purpose of the Plan?

   The purpose of the Plan is to provide registered owners of AT&T common shares with a simple and convenient method of investing cash dividends and supplemental payments (including interest and dividends paid on other AT&T securities) in additional common shares without payment of any brokerage commission. The common shares purchased from AT&T with reinvested cash dividends and supplemental payments will, at the option of AT&T, be newly issued shares, shares purchased in the open market by an agent independent of AT&T, or a combination of both. Net proceeds from the sale by AT&T of common shares will be used for its continuing capital requirements and for general corporate purposes.

2. What are the features of the Plan?

   Common shares may be purchased quarterly with reinvested cash dividends on all or a portion of the shares registered in a participant's name (10 shares minimum). Participants may also purchase common shares monthly with supplemental payments.

   Participants may also elect to have interest on AT&T debt securities and dividends on preferred shares (if such shares are issued in the future) automatically reinvested in common shares. Such investments will be considered supplemental payments under the Plan.

   Each supplemental payment may not be less than $100 and supplemental payments may not exceed an aggregate of $50,000 per calendar year.

   An account activity fee of the lesser of $1.00 or 10% of the amount invested during the month will be charged for each month during which a Plan investment is made (see Question 12). However, no brokerage commission is paid by participants in connection with purchases under the Plan.

   Full investment of funds is possible because the Plan permits fractions of shares, as well as full shares, to be credited to a participant's account. In addition, dividends earned on such fractions, as well as on full shares, will be credited to a participant's account. Dividends on the shares held by First Chicago Trust Company of New York, or its nominee, in a participant's account under the Plan are automatically reinvested in additional common shares.

   AT&T assures safekeeping of shares held in a participant's account under the Plan since certificates for such shares are not issued unless requested by the participant. Quarterly statements of account provide simplified recordkeeping and should be retained for tax purposes.

ADMINISTRATION

3. Who administers the Plan for participants?

   AT&T has designated First Chicago Trust Company of New York to administer the Plan for participants, keep records, send statements of account to participants and perform other duties relating to the Plan. The address and telephone number for information about the Plan are:

-----------------------------------------------------------------------------
#                                                                           #
#                        FOR INFORMATION ABOUT THE PLAN                     #
#           Call First Chicago Trust Company of New York toll free:         #
#                                1-800-348-8288                             #
#                    Outside the continental United States                  #
#                          call collect 212-791-0311                        #
#                                      or                                   #
#           Write to :  AT&T                                                #
#                       c/o First Chicago Trust Company of New York         #
#                       P. O. Box 3994                                      #
#                       New York, NY  10008-3994                            #
#                                                                           #
#                    All correspondence concerning the Plan                 #
#                    should be mailed to the above address.                 #
#                                                                           #
#          Please include your account number on all correspondence,        #
#                    checks or money orders together with a                 #
#                  telephone number where you can be reached                #
#                            during business hours.                         #
#                                                                           #
#               SUPPLEMENTAL PAYMENTS WITH CHECKS OR MONEY ORDERS           #
#             PAYABLE TO AT&T IN U.S. DOLLARS, SHOULD BE MAILED TO:         #
#                 AT&T                                                      #
#                 c/o First Chicago Trust Company of New York               #
#                 Dividend Reinvestment Plan Payments                       #
#                 P. O. Box 13531                                           #
#                 Newark, NJ  07188-0001                                    #
------------------------------------------------------------------------------

PARTICIPATION

4. Who can participate in the Plan?

   A registered owner of at least 10 common shares in an account may participate in the Plan. To join the Plan a registered owner must complete and sign the Authorization Form and return it to First Chicago Trust Company of New York ("First Chicago"). An Authorization Form may be obtained by contacting First Chicago (see Question 3).

   The Authorization Form must be received by First Chicago before the first day of the month preceding the month in which the dividend is paid in order to reinvest that dividend (see Question 7).

5. How may a shareowner who owns fewer than 10 shares join the Plan?

   To participate in the Plan, you must have at least 10 shares enrolled in a Plan account. If you have fewer than 10 shares you need to increase your ownership to the required minimum. Additional shares may be acquired through the Plan by sending a supplemental payment to purchase the additional shares together with your enrollment card to First Chicago (see Question 3). In calculating the amount of such supplemental payment, a participant should consider the effect that fluctuations in the market price of AT&T shares may have on the cost of shares necessary to meet the minimum participation level.

6. What investment options are offered under the Plan?

   The Plan provides for the purchase of additional common shares through the following investment options:

      FULL DIVIDEND REINVESTMENT - Reinvest dividends on all shares owned by a participant (10 shares minimum).

      PARTIAL DIVIDEND REINVESTMENT - Reinvest dividends on a portion of the shares owned by a participant but not fewer than 10 shares and continue to receive cash dividends on the remaining shares.

      SUPPLEMENTAL PAYMENTS - Each participant in the Plan may make supplemental payments, each in the amount of at least $100, and aggregating up to $50,000 per calendar year.

   Cash dividends on shares held by First Chicago, or its nominee, in the participant's account under the Plan are automatically reinvested to purchase additional common shares regardless of which investment option is selected.

7. When must the Authorization Form be RECEIVED by First Chicago to begin reinvesting dividends?

   The following table indicates when the Authorization Form must be RECEIVED based on the current dividend payment dates. A new Authorization Form need not be submitted for subsequent quarters unless a change in investment option is desired.

Authorization Form Must Be
       RECEIVED By                To Have Dividend
 The Last Business Day Of:         REINVESTED In:
--------------------------         --------------
December     .............        February
March        .............        May
June         .............        August
September    .............        November

8. How may a participant change options under the Plan?

   A participant may change the investment option at any time by signing a new Authorization Form and returning it to First Chicago. An Authorization Form may be obtained at any time by contacting First Chicago (see Question 3). Any change in option with respect to reinvestment of dividends must be received by First Chicago before the first day of the month preceding the month in which the dividend is paid.

SUPPLEMENTAL PAYMENTS

9. How are supplemental payments made?

   A supplemental payment may be made by sending a check or money order (payable to AT&T in U.S. dollars) to First Chicago with a completed Authorization or Supplemental Payment Form. A receipt for each supplemental payment will be sent to the participant together with a Supplemental Payment Form for use in making the next payment. Supplemental payments received by the last business day of a month will be invested the following month. Checks dated the last day of a month and received prior to that day will be held by First Chicago and cashed at the end of that month. Please show your Plan account number on the face of the check or money order.

   Each supplemental payment must be at least $100 and supplemental payments may not exceed an aggregate of $50,000 per calendar year. THE CALENDAR YEAR LIMITATION IS BASED ON WHEN SUCH SUPPLEMENTAL PAYMENTS ARE RECEIVED BY FIRST CHICAGO AND NOT WHEN THEY ARE USED TO PURCHASE SHARES. Supplemental payments in excess of the limit for the calendar year or below the minimum of $100 will be refunded or returned.

   A participant may stop supplemental payment investment if notification to stop such investment is received by First Chicago (see Question 3) not later than the last business day preceding the month in which the supplemental payment would have been invested for the participant.

10. When will dividends be paid on shares purchased with supplemental payments?

   The following table indicates when supplemental payments must be RECEIVED in order for shares purchased with such payments to be eligible to receive the next declared dividend based on the current dividend payment dates.

Supplemental Payments Must Be                 To Receive
        RECEIVED by                          Dividend For
  The Last Business Day Of:                REINVESTMENT In:
-----------------------------              ----------------
November  ...................              February
February  ...................              May
May       ...................              August
August    ...................              November

11. How may interest on AT&T debt securities and dividends on AT&T preferred shares be automatically reinvested as supplemental payments?

    Plan participants who are holders of record of AT&T debentures, notes and preferred shares (if such shares are issued in the future) may automatically reinvest the interest and dividends paid on these securities to acquire additional AT&T common shares. In order to reinvest interest or preferred share dividends, a participant should complete and sign the Interest Payment Dividend Reinvestment Form and/or Preferred Dividend Reinvestment Form and return it to First Chicago. The Forms may be obtained by contacting First Chicago (see Question 3). Interest or preferred dividends reinvested will be considered supplemental payments. Accordingly, each such investment may not be less than $100 and all such investments together with all other supplemental payments may not exceed an aggregate of $50,000 per calendar year. If payable on the first day of a month, interest and preferred share dividends will be reinvested during that month's purchase (see Question 13). Purchases with interest and preferred share dividends will be shown on the next Statement of Account.

COSTS

12. Are there any expenses to participants in connection with purchases under the Plan?

    Participants will be charged an account activity fee equal to the lesser of $1.00 or 10% of the total amount invested during the month for each month during which a Plan investment is made, either by reinvestment of dividends or by supplemental payment. The fee will be deducted from the total of dividend and/or supplemental payments received for the month and the net amount will be used to purchase shares.

    AT&T pays all brokerage fees for purchases. However, the brokerage fees are considered by the Internal Revenue Service to be additional dividend income (see Question 27(2)).

PURCHASES

13. When will purchases of common shares under the Plan be made?

    When shares are purchased from AT&T, cash dividends will be credited by First Chicago on dividend payment dates and supplemental payments will be credited by First Chicago on the first business day of the month following their receipt.

    When market transactions are made, an independent agent will make the purchases. The independent agent will be obligated to make every effort to invest promptly. Purchases may be made beginning on the fifth trading day preceding the first of each month and will be completed by the 10th trading day of the month.

    Shares will be allocated and credited to participants' accounts as follows: (1) shares purchased from AT&T will be allocated and credited on the appropriate supplemental payment investment or dividend payment date; and (2) shares purchased in market transactions will be allocated and credited as of the date on which the independent agent advises First Chicago of the aggregate number of shares purchased. Depending on AT&T's election, participants may be credited with shares purchased from AT&T, shares purchased in market transactions or a combination of both.

14. What will be the price of common shares purchased under the Plan?

    The price of common shares purchased from AT&T with reinvested common share dividends or supplemental payments will be the average of the daily high and low sale prices of AT&T common shares on the NYSE for the period of five trading days ending on the day of purchase (or the period of five trading days immediately preceding the day of purchase, if the NYSE is closed on the day of purchase). If there is no trading in the shares on the NYSE for a substantial time during any trading day in the period, the purchase price shall be determined by AT&T on the basis of such market quotations as it shall deem appropriate. No shares will be sold by AT&T under the Plan at less than the par value of such shares.

    The price of common shares purchased in market transactions will be the average price paid by the independent agent to obtain them.

15. How many common shares will be purchased for participants?

    Each participant's account will be credited with as many full shares and fraction of a share, computed to three decimal places, which equal the amounts to be invested divided by the applicable purchase price.

REPORTS TO PARTICIPANTS

16. What reports will be sent to participants in the Plan?

    Each participant will receive a Prospectus for the Plan and copies of the same communications sent to every other registered owner of common shares, including AT&T's Quarterly Reports, Annual Report and Notice of Annual Meeting and Proxy Statement. In addition, each participant in the Plan will receive a Statement of Account at the end of the month in which the dividend is paid showing amounts invested, purchase prices, shares purchased, account activity fee charged and other information for the year to date. In addition, a statement will be issued if a supplemental payment purchase, withdrawal of shares or termination occurs during a month in which a quarterly statement is not issued by First Chicago.

DIVIDENDS

17. Will a participant's account be credited with dividends on a fraction of a share?

    Yes. A participant's account will be credited with dividends on a fraction of a share.

ISSUANCE OF SHARES

18.     Will certificates be issued for common shares purchased?

    Common shares purchased under the Plan will be registered in the name of First Chicago, or its nominee, as agent for participants in the Plan, and certificates for such shares will not be issued to participants unless requested. This protects against loss, theft or destruction of stock certificates.

    The number of shares held by First Chicago, or its nominee, for a participant in the Plan will be shown on the Statement of Account.

    Certificates for any number of whole shares held in an account under the Plan will be issued within two weeks after receipt of a telephone or written request signed by the participant (or at least one participant if a joint registration) who wishes to remain in the Plan. This request should be mailed to First Chicago (see Question 3). Any remaining full shares and fraction of a share will continue to be held in the participant's account (see Question 21).

    A certificate for a fractional share will not be issued under any circumstances (see Question 21).

    Shares held in the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name.

    An institution that is required by law to maintain physical possession of certificates may request a special arrangement regarding the issuance of certificates for common shares purchased under the Plan. This request should be mailed to First Chicago (see Question 3).

19. In whose name will certificates be registered when issued?

    Accounts under the Plan are maintained in the names in which certificates of the participants were registered at the time they entered the Plan. Certificates for whole shares will be similarly registered when issued, except if issuance in a different name(s) is requested. If different registration of the shares is desired call First Chicago for transfer instructions (see Question 3).

WITHDRAWAL

20. Can a participant withdraw shares held under the Plan and continue to participate with respect to those shares?

    Yes, provided a participant continues to have at least 10 shares enrolled in a Plan account. A certificate for any number of whole shares held in the participant's account under the Plan will be issued within two weeks after receipt of a telephone or written request signed by the participant (or at least one participant if a joint registration). Any remaining full shares and fraction of a share will continue to be held in the participant's account.

    A certificate for a fractional share will not be issued under any circumstances.

TERMINATION

21.    How is participation in the Plan terminated?

    In order to terminate participation in the Plan, a participant (or participants if a joint registration) should send a written request to First Chicago (see Question 3). When participation in the Plan is terminated, a certificate for whole shares held in the participant's account under the Plan will be issued, a cash payment will be made for any fraction of a share, and THE DIVIDEND REINVESTMENT ACCOUNT WILL BE CLOSED.

    A participant may request that up to 99 whole shares and any fraction of a share held in the account be sold upon termination. Upon receipt of the written request the sale normally will be made for the account of the participant by an independent fiduciary institution designated by AT&T. The proceeds of the sale less any brokerage commission and any transfer tax will be forwarded to the participant within several weeks. THIS SALE WILL CLOSE THE DIVIDEND REINVESTMENT ACCOUNT.

    AT&T will automatically terminate a participant's account if the participant does not have at least 10 shares of AT&T common stock enrolled in the Plan. In such event AT&T will issue any full shares held by AT&T and make a cash payment for any fraction of a share credited to such account.

22.    When may participation in the Plan be terminated?

    Participation in the Plan may be terminated at any time except for certain periods related to payment of dividends as set forth below.

    If shares are being purchased for the Plan on the open market, there are two periods when participation in the Plan cannot be terminated. These periods are:

    (1) between the quarterly dividend payment date and the quarterly purchase date; and

    (2) during the period beginning four days prior to the record date and running through the record date (ex-dividend period).

    If shares are being purchased for the Plan from AT&T, there is one period when participation in the Plan cannot be terminated--the period beginning four days prior to the record date and running through the record date (ex-dividend period).

    A participant may stop investment if written notification to stop such investment is received by First Chicago (see Question 3) not later than the last business day preceding the dividend payment date (for reinvestment of dividends).

OTHER INFORMATION

23. What happens when a participant sells or transfers a portion of the shares in the Plan?

    If a participant who is reinvesting the cash dividends on all or part of the common shares registered in the participant's name disposes of a portion of such shares, AT&T will continue to reinvest the dividends on the remainder of the shares (up to the amount originally authorized) provided that the participant continues to maintain a minimum of 10 shares enrolled in the Plan.

    For example, if a participant authorized AT&T to reinvest the cash dividends on 50 shares of a total of 100 shares registered in the participant's name, and then the participant disposed of 25 shares, AT&T would continue to reinvest the cash dividends on 50 of the remaining 75 shares. If instead the participant disposed of 85 shares, AT&T would continue to reinvest the cash dividends on all of the remaining 15 shares because it is more than the required minimum of 10 shares enrolled in the Plan.

24. If AT&T has a rights offering, how will a participant's entitlement be computed?

    A participant's entitlement in a rights offering will be based upon the participant's total holdings. A rights certificate will be issued for the number of whole shares only, however, and rights based on a fraction of a share held in a participant's account will be sold for the participant's account and a check for the net proceeds will be sent to the participant.

25. What happens if AT&T declares a stock dividend or stock split?

    Any common shares distributed as a result of an AT&T stock dividend or stock split on shares held by AT&T in the account of a participant under the Plan will be added to the participant's account. Stock dividends or split shares distributed on shares held by the participant will be mailed directly to the shareowner.

26.     How will a participant's shares be voted at meetings of shareowners?

    If a participant holds a certificate or certificates for shares, the participant will be sent a proxy card representing both the shares for which the participant holds certificates and the whole shares held by First Chicago, or its nominee, in the participant's Plan account. Such proxy card will operate to vote the shares held by the participant and serve as a voting instruction form for shares held by First Chicago, or its nominee. If the participant does not hold a certificate or certificates for shares, the participant will be sent an instruction form on which to indicate how the whole shares held by First Chicago, or its nominee, in the participant's Plan account are to be voted. A fractional share will not be voted.

    If the proxy card or instruction form is signed and returned, and no voting instructions are given with respect to any item thereon, all of the participant's shares (including whole Plan shares) will be voted in accordance with the recommendations of AT&T management. This is the same procedure that is followed for all shareowners who return proxies and do not provide instructions. If the proxy card or instruction form is not returned or if it is returned unsigned by the registered owner(s), none of the participant's shares will be voted.

27. What are the Federal income tax consequences of participation in the Plan?

    AT&T believes that the Federal income tax consequences for Plan participants are as follows:

        (1) In the case of shares acquired from AT&T with reinvested common share dividends, participants in the Plan will be treated as having received a dividend in an amount equal to the fair market value of the shares on the dividend payment date. In the case of shares purchased in market transactions with reinvested dividends, participants will be treated as having received a dividend in an amount equal to the cash dividend paid by AT&T. For purposes of this paragraph, the "fair market value" of shares on any date will be the average of the high and low prices of the shares reported on the NYSE for such date, or if the shares are not traded on the dividend payment date, the "fair market value" will be the average of the high and low sale prices on the trading days immediately preceding and following the dividend payment date.

        (2) If shares are purchased in market transactions with either reinvested dividends or supplemental payments, participants will be treated as having received an additional dividend in the amount of the brokerage fees paid by AT&T.

        (3) The tax basis of shares purchased from AT&T will equal (a) the amount treated as a dividend in the case of shares purchased with reinvested dividends and (b) the purchase price in the case of shares purchased with supplemental payments. The basis of shares purchased in market transactions will be the same as in the preceding sentence, increased by the amount of brokerage fees paid by AT&T.

        (4) A participant's holding period for common shares acquired pursuant to the Plan will begin on the day following the credit of such shares to such participant's account (see Question 13).

        (5) A participant will not realize any taxable income when the participant receives a certificate or certificates for whole shares held in the participant's account, either upon the participant's request for certain of those shares or upon termination of participation in, or termination of, the Plan.

        (6) A participant will realize gain or loss when shares are sold or exchanged, whether pursuant to the participant's request upon termination of participation in the Plan (see Question 21) or by the participant after receipt of shares from the Plan, and, in the case of a fractional share, when the participant receives a cash adjustment for a fraction of a share held in the participant's account upon termination of participation in or termination of the Plan; and the amount of such gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share and the tax basis therefor.

        (7) Subject to the limitations contained in the Internal Revenue Code, the account activity fee may be deductible by participants who itemize deductions.

        All participants are urged to consult their own tax advisors to determine the particular tax consequences which may result from participation in the Plan and the subsequent disposition by them of shares purchased pursuant to the Plan.

28. What are the effects of the Interest and Dividend Tax Compliance Act of 1983 on the Plan?

    If a participant has failed to furnish a valid taxpayer identification number to First Chicago, unless the participant is exempt from the withholding requirements described in section 3406 of the Internal Revenue Code, or if a new participant fails to certify that the taxpayer identification number furnished is correct, then First Chicago must withhold 20% from the amount of common share dividends, the proceeds of the sale of fractional shares and the proceeds of any sale of up to 99 whole shares (as described in Question 21).
In addition, if a new participant fails to certify that the taxpayer identification number furnished is correct and that such participant is not subject to withholding on interest and dividend payments as a result of failure to report all interest or dividend income on prior tax returns, then 20% must be withheld from the amount of common share dividends. The withheld amounts will be deducted from the amount of dividends and the remaining amount, less the account activity fee, will be reinvested.

29. How are United States income tax withholding provisions applied to foreign shareowners?

    In the case of those foreign shareowners whose common share dividends are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of common share dividends and the remaining amount of dividends, less the account activity fee, will be reinvested.

    If interest or preferred share dividends which a foreign participant designates to be reinvested as supplemental payments are subject to withholding, the amount to be reinvested will be reduced by the tax withheld.

    In the case of those foreign shareowners whose proceeds are subject to withholding, the amount of tax to be withheld will be deducted from the proceeds from the sale of shares.

30. What are the responsibilities of AT&T and First Chicago under the Plan?

    Neither AT&T nor First Chicago, in administering the Plan, will accept liability for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

    PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER AT&T NOR FIRST CHICAGO CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON THE SHARES PURCHASED BY THEM UNDER THE PLAN.

    Although the Plan contemplates the continuation of quarterly dividend payments, the payment of future dividends will depend upon future earnings, the financial condition of AT&T and other factors.

31. May the Plan be changed or discontinued?

    AT&T reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by AT&T, certificates for whole shares held in a participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share.

                          USE OF PROCEEDS

    AT&T does not know either the number of shares, if any, that it ultimately will issue under the Plan or the prices at which such shares will be sold. When shares are purchased from AT&T, proceeds from such sales are intended to be used for capital expenditures, for advances to subsidiary companies, for equity investment in such companies, toward repayment of debt and for general corporate purposes.

               DESCRIPTION OF COMMON SHARES OF AT&T

    The following descriptions are summarized from the provisions of the certificate of incorporation of AT&T, as amended.

    All common shares (par value $1 per share) of AT&T are entitled to participate equally in dividends. Each shareowner has one vote for each share registered in the shareowner's name. All common shares would rank equally on liquidation, and common shares including common shares offered hereby, are fully-paid and nonassessable by AT&T. Holders of common shares have no preemptive rights.

    AT&T is authorized to issue new common shares under the Plan, the AT&T
Long Term Savings Plan for Management Employees, the AT&T Long Term Savings and Security Plan, the AT&T 1984 Stock Option Plan, the AT&T Employee Stock Ownership Plan, the AT&T 1987 Long Term Incentive Program, the AT&T Retirement Savings and Profit Sharing Plan, the Eaton Financial Corporation, Amended and Restated Employees' Incentive Stock Option Plan, the Eaton Financial Corporation, Amended and Restated 1988 Nonqualified Stock Option Plan, the NCR Corporation 1989 Stock Compensation Plan, the NCR Corporation 1984 Stock Option Plan, the NCR Corporation 1976 Stock Option Plan, the NCR Corporation Savings Plan, 1987 NCR Employee Stock Purchase Plan, the Teradata Corporation 1987

Incentive and Other Stock Option Plan and the Teradata Corporation Directors' Stock Option Plan.

CERTAIN PREFERENTIAL RIGHTS OF HOLDERS OF PREFERRED SHARES

    AT&T's authorized capital includes a class of 100,000,000 preferred shares, issuable in series, cumulative as to dividends and having an authorized maximum liquidation preference of $8,000,000,000. The preferred shares rank prior to the common shares both as to dividends and on liquidation. There are no preferred shares issued and outstanding. AT&T's Board of Directors is authorized to establish the number of shares, designations, relative rights, preference and limitations, including voting and conversion rights, of any future series of preferred shares.

                              EXPERTS

    The consolidated financial statements and consolidated financial statement schedules of AT&T and its subsidiaries incorporated by reference or included in the Annual Report on Form 10-K for the year ended December 31, 1991 have been incorporated herein in reliance on the reports of Coopers & Lybrand, independent auditors, given on the authority of that firm as experts in accounting and auditing.

                           LEGAL OPINION

    The legality of the AT&T Common Stock to be issued under the Plan is being passed upon for AT&T by Robert E. Scannell, Vice President--Law and Secretary of AT&T who as of March 31, 1992 owned 1,157 shares of AT&T Common Stock and had rights to acquire 31,115 additional shares of AT&T Common Stock.

             INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose he reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-725 of the New York Business Corporation Law ("BCL").


    The AT&T By-laws provide that AT&T is authorized, by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with AT&T or at the request of AT&T in any capacity with any other enterprise.

    AT&T has entered into contracts with its officers and directors, pursuant to the provisions of BCL Section 721, by which it will be obligated to indemnify such persons, to the fullest extent permitted by the BCL, against expenses, fees, judgments, fines and amounts paid in settlement in connection with any present or future threatened, pending or completed action, suit or proceeding based in any way upon or related to the fact that such person was an officer or director of AT&T or, at the request of AT&T, an officer, director or other partner, agent, employee or trustee of another enterprise. The contractual indemnification so provided will not extend to any situation where a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty or that there inured to such person a financial profit or other advantage.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of AT&T pursuant to the foregoing BCL provisions, the indemnity contract, or otherwise, AT&T has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    The directors and officers of AT&T are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities.

          TABLE OF CONTENTS
                                      Page
                                      ----           (  AT&T LOGO  )
Available Information...............    2
Incorporation of Documents by Refer-
  ence..............................    2
The Company.........................    3
The Plan............................    3
  Purpose and Features..............    3    SHAREOWNER DIVIDEND REINVESTMENT
  Administration....................    4
  Participation.....................    5        AND STOCK PURCHASE PLAN
  Supplemental Payments.............    6
  Costs.............................    7
  Purchases.........................    8
  Reports to Participants...........    9
  Dividends.........................    9         FEATURES OF THE PLAN
  Issuance of Shares................    9
  Withdrawal........................   10
  Termination.......................   10    PURCHASE AT&T COMMON SHARES
  Other Information.................   11
Use of Proceeds.....................   15      . BY REINVESTING DIVIDENDS
Description of Common Shares of
  AT&T..............................   15      . BY MAKING SUPPLEMENTAL
Experts.............................   16        PAYMENTS
Legal Opinion.......................   16
Indemnification of Directors and
  Officers..........................   16

    NO PERSON HAS BEEN AUTHORIZED TO
GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS IN
CONNECTION WITH THE OFFER MADE BY
THIS PROSPECTUS AND, IF GIVEN OR                        PROSPECTUS
MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE RELIED UPON             DATED MAY 4, 1992
AS HAVING BEEN AUTHORIZED BY AT&T.
NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER
SHALL UNDER ANY CIRCUMSTANCES CREATE
AN IMPLICATION THAT THERE HAS BEEN
NO CHANGE IN THE AFFAIRS OF AT&T SINCE
THE DATE HEREOF.  THIS PROSPECTUS DOES
NOT CONSTITUTE AN OFFER OR SOLICITATION
BY ANYONE IN ANY JURISDICTION IN WHICH
SUCH OFFER OR SOLICITATION IS NOT
AUTHORIZED OR IN WHICH THE PERSON
MAKING SUCH OFFER OR SOLICITATION
IS NOT QUALIFIED TO DO SO OR TO
ANYONE TO WHOM IT IS UNLAWFUL TO
MAKE SUCH AN OFFER OR SOLICITATION.

         PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

   Securities and Exchange Commission Filing Fee ............ $587,172*
   Printing Prospectus Supplement ...........................   12,000*
   Accountants' Fees ........................................   15,000*
   Miscellaneous Expenses ...................................    5,828*


       Total ............................................... $620,000*
                                                              ========


*Estimated.

Item 15.  Indemnification of Directors and Officers.

   Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him/her in connection with the defense of a civil or criminal proceeding to which he/she has been made, or threatened to be made, a party by reason of the fact that he/she was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose he/she reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-725 of the New York Business Corporation Law ("BCL").

   The AT&T By-laws provide that AT&T is authorized, by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with AT&T or at the request of AT&T in any capacity with any other enterprise.

   AT&T has entered into contracts with its officers and directors, pursuant to the provisions of BCL Section 721, by which it will be obligated to indemnify such persons, to the fullest extent permitted by the BCL, against expenses, fees, judgments, fines and amounts paid in settlement in connection with any present or future threatened, pending or completed action, suit or proceeding based in any way upon or related to the fact that such person was an officer or director of AT&T or, at the request of AT&T, an officer, director or other partner, agent, employee or trustee of another enterprise. The contractual indemnification so provided will not extend to any situation where a judgment or other final adjudication adverse to such person establishes that his/her acts were committed in bad faith or were the result of active and deliberate dishonesty or that there inured to such person a financial profit or other advantage.

   The directors and officers of AT&T are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933 ("1933 Act"), which might be incurred by them in such capacities.

Item 16.  Exhibits.

   Exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.

   Exhibit
   Number


     4 Restated Certificate of Incorporation of the registrant filed January 10, 1989, Certificate of Correction of the registrant filed June 8, 1989, Certificate of Change of the registrant filed March 18, 1992, Certificate of Amendment of the registrant filed June 1, 1992, and Certificate of Amendment of the registrant filed April 20, 1994.

     5-A Opinion of Marilyn J. Wasser, Vice President - Law and Secretary of the registrant, as to the legality of the securities to be issued.

    23-A    Consent of Coopers & Lybrand L.L.P.

    23-B Consent of Marilyn J. Wasser is contained in the opinion of counsel filed as Exhibit 5-A.

    24 Powers of Attorney executed by officers and directors who signed this registration statement.

Item 17.  Undertakings.

   (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                                A-2

Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

   (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.




                                A-3

                            SIGNATURES
The Registrant

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 30th day of January, 1996.

                                     AT&T CORP.



                                 By: S. L. Prendergast, Vice President and
                                                  Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:                 #
                                              #
    R. E. Allen                  Chairman      #
                               of the Board    #
                                               #
                                               #
Principal Financial Officer:                   #
                                               #
   R. W. Miller        Senior Executive Vice   #
                           President and       ###By     S. L. Prendergast
                          Chief Financial      #     _______________________
                              Officer          #        (S. L. Prendergast
                                               #         attorney-in-fact)*
Principal Accounting Officer:                  #
                                               #
   M. B. Tart                   Vice President #
                                and Controller #          January 30, 1996
                                               #
Directors:                                     #
                                               #
     R. E. Allen                               #
     Kenneth T. Derr                           #
     M. Kathryn Eickhoff                       #
     Walter Y. Elisha                          #
     Philip M. Hawley                          #
     Belton K. Johnson                         #
     Ralph S. Larsen                           #
     Alex J. Mandl                             #
     Donald F. McHenry                         #
     Victor A. Pelson                          #
     Donald S. Perkins                         #    *by power of attorney
     Michael I. Sovern                         #
     Franklin A. Thomas                        #
     Joseph D. Williams                       #
     Thomas H. Wyman                         #

                           EXHIBIT INDEX


   Exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.

   Exhibit
   Number



     4 Restated Certificate of Incorporation of the registrant filed January 10, 1989, Certificate of Correction of the registrant filed June 8, 1989, Certificate of Change of the registrant filed March 18, 1992, Certificate of Amendment of the registrant filed June 1, 1992, and Certificate of Amendment of the registrant filed April 20, 1994.

     5-A Opinion of Marilyn J. Wasser, Vice President - Law and Secretary of the registrant, as to the legality of the securities to be issued.

    23-A      Consent of Coopers & Lybrand L.L.P.

    23-B Consent of Marilyn J. Wasser is contained in the opinion of counsel filed as Exhibit 5-A.

    24 Powers of Attorney executed by officers and directors who signed this registration statement.